Exhibit 99.1
ENERGY TRANSFER EQUITY
REPORTS QUARTERLY RESULTS
Dallas — August 9, 2010 — Energy Transfer Equity, L.P. (NYSE:ETE) today reported Distributable Cash Flow of $113.4 million, a decrease of $6.4 million over the three months ended June 30, 2009. ETE’s net income attributable to its partners was $19.3 million, including the impact of the non-cash charge discussed below, for the three months ended June 30, 2010, as compared to $104.4 million for the three months ended June 30, 2009.
Distributable Cash Flow for the six months ended June 30, 2010 was $241.7 million, a decrease of $0.6 million over the six months ended June 30, 2009. ETE’s net income attributable to its partners, which was also impacted by the non-cash charge discussed below, was $132.0 million for the six months ended June 30, 2010, as compared to $255.9 million for the six months ended June 30, 2009.
ETE’s Distributable Cash Flow and net income attributable to its partners for the three and six months ended June 30, 2010 reflect the impacts from ETE’s acquisition of the general partner of Regency Energy Partners LP (“Regency”) and the exchange of a portion of the investment in the Midcontinent Express Pipeline among ETE and its subsidiaries on May 26, 2010. In connection with the transfer of the investment in Midcontinent Express Pipeline, ETE recorded a non-cash charge of $52.6 million, which is reflected in the consolidated statement of operations for the three and six months ended June 30, 2010.
Distributable Cash Flow, as previously presented in ETE’s press release for the six months ended June 30, 2009, was reflected net of contributions made to Energy Transfer Partners, L.P. (“ETP”) to maintain ETE’s general partner interest at 2%. During the three months ended December 31, 2009, ETE changed its presentation of Distributable Cash Flow to remove ETE’s capital contributions to ETP from the calculation of Distributable Cash Flow. Distributable Cash Flow for the six months ended June 30, 2009 presented in this press release has been revised accordingly. Distributable Cash Flow is a “non-GAAP measure” as explained below.
The Partnership’s principal sources of cash flow are distributions it receives from its investments in the limited and general partner interests in ETP and Regency, including 100% of ETP’s and Regency’s incentive distribution rights, approximately 50.2 million of ETP’s Common Units and approximately 26.3 million of Regency’s Common Units. ETE currently has no operating activities apart from those conducted by ETP and Regency and their operating subsidiaries. ETE’s principal uses of cash are for distributions to its general and limited partners, expenses, debt service and, at ETE’s election, capital contributions to ETP and Regency in respect of ETE’s general partner interests in ETP and Regency.

The Partnership has scheduled a conference call for 8.30 a.m. Central Time today to discuss its 2010 second quarter results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com. The call will be available for replay on the Partnership’s website for a limited time.
Use of Non-GAAP Financial Measures
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measure of Distributable Cash Flow. The accompanying schedules provide a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s Distributable Cash Flow should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.
Distributable Cash Flow. The Partnership defines Distributable Cash Flow for a period as cash distributions expected to be received from ETP and Regency in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP and Regency, net of the Partnership’s cash expenditures for general and administrative costs and interest. Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership’s equity investments in ETP and Regency to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows to planned cash distributions.
Distributable Cash Flow is an important non-GAAP financial measure for our limited partners since it indicates to investors whether or not the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow are quantitative standards used by the investment community with respect to publicly-traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measures most directly comparable to Distributable Cash Flow are net income and cash flow from operating activities for ETE on a stand-alone basis (“Parent Company”). The accompanying analysis of Distributable Cash Flow is presented for the three and six months ended June 30, 2010 and 2009 for comparative purposes.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners and approximately 50.2 million ETP limited partner units; and owns the general partner of Regency Energy Partners and approximately 26.3 million Regency limited partner units.
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include more than 17,500 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. Regency’s general partner is majority owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)
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ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	June 30,	December 31,
	2010	2009
ASSETS

CURRENT ASSETS	$1,084,534	$1,267,959

PROPERTY, PLANT AND EQUIPMENT, net	11,214,165	9,064,475

ADVANCES TO AND INVESTMENTS IN AFFILIATES	1,377,508	663,298
LONG-TERM PRICE RISK MANAGEMENT ASSETS	5,477
GOODWILL	1,537,006	775,094
INTANGIBLES AND OTHER ASSETS, net	1,143,264	389,683

Total assets	$16,361,954	$12,160,509

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$1,183,068	$889,745

LONG-TERM DEBT, less current maturities	8,776,173	7,750,998
SERIES A CONVERTIBLE PREFERRED UNITS	304,950	—
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	158,094	73,332
OTHER NON-CURRENT LIABILITIES	238,561	226,183

COMMITMENTS AND CONTINGENCIES

PREFERRED UNITS OF SUBSIDIARY	70,850	—

PARTNERS’ CAPITAL	169,463	152
NONCONTROLLING INTEREST	5,460,795	3,220,099

Total equity	5,630,258	3,220,251

Total liabilities and equity	$16,361,954	$12,160,509

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUES:
Natural gas operations	$1,146,769	$948,233	$2,453,478	$2,060,188
Retail propane	197,147	179,770	730,586	667,677
Other	24,613	23,687	56,446	53,799

Total revenues	1,368,529	1,151,690	3,240,510	2,781,664

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	727,742	542,004	1,640,348	1,274,117
Cost of products sold — retail propane	110,282	78,070	415,263	298,292
Cost of products sold — other	6,336	5,919	13,614	12,723
Operating expenses	181,285	176,681	352,033	358,454
Depreciation and amortization	98,485	79,229	184,816	154,888
Selling, general and administrative	65,038	54,756	116,147	112,061

Total costs and expenses	1,189,168	936,659	2,722,221	2,210,535

OPERATING INCOME	179,361	215,031	518,289	571,129

OTHER INCOME (EXPENSE)
Interest expense, net of interest capitalized	(129,063)	(119,559)	(250,734)	(220,950)
Equity in earnings of affiliates	12,193	1,673	18,374	2,170
Losses on disposal of assets	1,375	181	(489)	(245)
Gains (losses) on non-hedged interest rate derivatives	(22,468)	49,911	(36,892)	59,962
Allowance for equity funds used during construction	4,298	(1,839)	5,607	18,588
Impairment of investment in affiliate	(52,620)		(52,620)
Other, net	(9,502)	(377)	(8,668)	324

INCOME BEFORE INCOME TAX EXPENSE	(16,426)	145,021	192,867	430,978
Income tax expense	4,053	3,263	9,264	9,470

NET INCOME	(20,479)	141,758	183,603	421,508

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(39,747)	37,383	51,558	165,597

NET INCOME ATTRIBUTABLE TO PARTNERS	19,268	104,375	132,045	255,911

GENERAL PARTNER’S INTEREST IN NET INCOME	60	322	409	791

LIMITED PARTNERS’ INTEREST IN NET INCOME	$19,208	$104,053	$131,636	$255,120

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.09	$0.47	$0.59	$1.14

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	222,941,172	222,898,248	222,941,140	222,898,157

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.09	$0.47	$0.59	$1.14

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	222,941,172	222,898,248	222,941,140	222,898,157

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands, except per unit data)
(unaudited)
The following table presents the calculation and reconciliation of Distributable Cash Flow of Energy Transfer Equity, L.P.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Distributable Cash Flow:
Cash distributions expected from Energy Transfer Partners, L.P. (ETP) associated with: (1)
General partner interest:
Standard distribution rights	$4,874	$4,861	$9,754	$9,721
Incentive distribution rights	89,834	84,164	184,751	168,310
Limited partner interest	44,890	55,860	100,750	111,720

Total cash distributions expected from ETP:	139,598	144,885	295,255	289,751

Cash distributions expected from Regency Energy Partners LP (Regency) associated with: (2)
General partner interest:
Standard distribution rights	1,105	—	1,105	—
Incentive distribution rights	915	—	915	—
Limited partner interest	11,689	—	11,689	—

Total cash distributions expected from Regency	13,709	—	13,709	—

Total cash distributions expected from ETP and Regency	153,307	144,885	308,964	289,751

Pro rata cash settlement related to Regency Transactions: (3)
Received from ETP related to 12,273,830 ETP Common Units redeemed	10,451	—	10,451	—
Paid to Regency related to 26,266,791 Regency Common Units issued	(7,436)	—	(7,436)	—

Net pro rata cash settlement for period from April 1, 2010 through May 26, 2010	3,015	—	3,015	—

Total cash distributions expected from ETP and Regency including net pro rata settlement	156,322	144,885	311,979	289,751

Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense (4)	(14,917)	(701)	(17,161)	(2,603)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate derivatives (5)	(28,007)	(24,426)	(53,160)	(44,888)

Distributable Cash Flow	$113,398	$119,758	$241,658	$242,260

Cash distributions to be paid to the partners of ETE:

Distribution per limited partner unit as of the end of the period	$0.5400	$0.5350	$0.5400	$0.5350

Distributions to be paid to limited partners	120,388	119,250	240,776	236,271
Distributions to be paid to general partner	374	370	748	734

Total cash distributions to be paid by ETE to its partners (6)	$120,762	$119,620	$241,524	$237,005

Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income attributable to partners” and GAAP “Net cash provided by operating activites” for the Parent Company on a stand-alone basis:
Net income attributable to partners	$19,268	$104,375	$132,045	$255,911
Adjustments to derive Distributable Cash Flow:
Equity in income of unconsolidated affiliates	(75,362)	(110,941)	(221,740)	(287,534)
Quarterly distribution expected from ETP	139,598	144,885	295,255	289,751
Quarterly distribution expected from Regency	13,709	—	13,709	—
Net pro rata cash settlement for period from April 1, 2010 through May 26, 2010	3,015	—	3,015	—
Amortization included in interest expense	1,455	1,420	2,153	4,162
Other non-cash	228	138	457	277
Unrealized (gains) losses on non-hedged interest rate swaps	11,487	(20,119)	16,764	(20,307)

Distributable Cash Flow	113,398	119,758	241,658	242,260

Adjustments to Distributable Cash Flow to derive Net Cash Provided by Operating Activities:
Quarterly distribution expected from ETP	(139,598)	(144,885)	(295,255)	(289,751)
Quarterly distribution expected from Regency	(13,709)	—	(13,709)	—
Cash distribution received from ETP	155,660	141,485	301,206	281,205
Cash distribution received from Regency	—	—	—	—
Net pro rata cash settlement for period from April 1, 2010 through May 26, 2010	(3,015)	—	(3,015)	—
Deferred income taxes	832	(573)	858	(573)
Net changes in operating assets and liabilities	667	251	1,357	(2,500)

Net cash provided by operating activites for Parent Company on a stand-alone basis	$114,235	$116,036	$233,100	$230,641

(1)
For the three months ended June 30, 2010, cash distributions expected to be received from ETP consist of cash distributions in respect of the quarter ended June 30, 2010 payable on August 16, 2010 to holders of record on the close of business on August 9, 2010. For the three months ended June 30, 2009, cash distributions received from ETP consist of cash distributions paid on August 14, 2009 in respect of the quarter ended June 30, 2009.

For the six months ended June 30, 2010, cash distributions received or expected to be received from ETP consist of cash distributions paid on May 17, 2010 in respect of the quarter ended March 31, 2010 and cash distributions in respect of the three months ended June 30, 2010 payable on August 16, 2010 to holders of record on August 9, 2010. For the six months ended June 30, 2009, cash distributions received from ETP consist of cash distributions paid on May 15, 2009 in respect of the quarter ended March 31, 2009 and cash distributions paid on August 14, 2009 in respect of the quarter ended June 30, 2009.

Distributable Cash Flow previously presented in our press release for the six months ended June 30, 2009 was reduced by $3.4 million of contributions made to ETP to maintain our general partner interest at 2%. During the three months ended December 31, 2009, ETE changed its presentation of Distributable Cash Flow to remove ETE’s capital contributions to ETP from the calculation of Distributable Cash Flow. Distributable Cash Flow for the six months ended June 30, 2009 presented in this press release has been revised accordingly.

(2)
On May 26, 2010, ETE contributed a 49.9% interest in MEP to Regency in exchange for 26,266,791 Regency common units. Total cash distributions expected from Regency for the three months ended June 30, 2010 reflect a full-quarter distribution from 26,266,791 Regency common units held by ETE as of the end of the period.

For the three and six months ended June 30, 2010, cash distributions expected to be received from Regency consist of cash distributions in respect of the quarter ended June 30, 2010 payable on August 13, 2010 to holders of record on August 6, 2010.

(3)
Upon closing of the transactions to transfer a 49.9% interest in MEP from ETP to Regency, the purchase price of each transaction included an adjustment relating to the pro ration of the distributions for the period from April 1, 2010 to May 26, 2010.

(4)
One-time transaction costs of $12.8 million were recorded for the three and six months ended June 30, 2010 related to ETE’s acquisition of a controlling interest in Regency and the exchange of a portion of the investment in the Midcontinent Express Pipeline among ETE and its subsidiaries on May 26, 2010 (the “Regency Transaction”).

(5)
Interest expense included distributions on ETE’s convertible preferred units of $2.3 million for the three and six months ended June 30, 2010 which reflected a pro rata amount for the period subsequent to the Regency Transaction.

(6)
For the three months ended June 30, 2010, cash distributions expected to be paid by ETE consist of cash distributions in respect of the quarter ended June 30, 2010 payable on August 19, 2010 to holders of record on August 9, 2010. For the three months ended June 30, 2009, cash distributions paid by ETE consist of cash distributions paid on August 19, 2009 in respect of the quarter ended June 30, 2009.

For the six months ended June 30, 2010, cash distributions paid or expected to be paid by ETE consist of cash distributions paid on May 19, 2010 in respect of the quarter ended March 31, 2010 and cash distributions in respect of the three months ended June 30, 2010 payable on August 19, 2010 to holders of record on August 9, 2010. For the six months ended June 30, 2009, cash distributions paid by ETE consist of cash distributions paid on May 19, 2009 in respect of the quarter ended March 31, 2009 and cash distributions paid on August 19, 2009 in respect of the quarter ended June 30, 2009.

SUPPLEMENTAL INFORMATION
(in thousands)
The following summarizes the key components of the stand-alone results of operations of the Parent Company for the periods indicated:

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Equity in earnings of affiliates	$75,362	$110,941	$(35,579)	$221,740	$287,534	$(65,794)
Selling, general and administrative	(15,079)	(1,135)	(13,944)	(17,415)	(2,822)	(14,593)
Interest expense, net of interest capitalized	(20,210)	(18,797)	(1,413)	(36,916)	(38,139)	1,223
Gains (losses) on non-hedged interest rate derivatives	(20,753)	13,069	(33,822)	(35,177)	9,394	(44,571)
Other, net	(88)	(275)	187	(212)	(628)	416